UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

Grant Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 East Winchester, Suite 205 Murray, Utah		84107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(801) 261-8736

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2005, Stan Yakatan resigned as the Chief Executive Officer and President of Grant Life Sciences, Inc. (the “Company”), but will remain as the Chairman of the Board of Directors. Subsequent to the foregoing resignation, Eric Wilkinson and Kevin Crow, who are members of the Company’s Board of Directors, were appointed as Interim Co-Chief Executive Officers.

               Mr. Wilkinson has been a director since July 2004.  Since June 2003, Mr. Wilkinson has been the Vice President of Life Sciences for XL TechGroup, a biotechnology company.  From September 2001 to May 2003, Mr. Wilkinson worked as a consultant for Tyrgen Technologies, a biotechnology-consulting firm.  From December 1999 to August 2001, Mr. Wilkinson was the President of Genetic Vectors, Inc., a biotechnology company.  Mr. Wilkinson served as a consultant for the Cleveland Clinic Medical Foundation from November 1998 to November 1999.

Mr. Crow has been a director since July 2004.  Since April 2004, Mr. Crow has been the Chief Executive Officer of Diversified Corporation Solutions, LLC, a business advisory company.  From September 2000 to December 2003, Mr. Crow was the Chief Operating Officer of the Women’s United Soccer Association, a professional athletic league.  Mr. Crow was President of ZipDirect, LLC, a full service printing, mailing and shipping company, from February 1994 to September 2000.  Mr. Crow is also a director of Knobias, Inc. Mr. Crow is the brother of Michael Crow, who serves as the Chairman and Chief Executive Officer of Duncan Capital Group LLC, which is our financial advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: August 15, 2005	By:	/s/ Don Rutherford
Name: Don Rutherford
Title: Chief Financial Officer